UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

GREEN MOUNTAIN POWER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following material was distributed by employees and other advisors of Green Mountain Power Corporation to the shareholders of Green Mountain Power Corporation following the public announcement of the entry into a merger agreement among Green Mountain Power Corporation, Northern New England Energy Corporation, and Northstars Merger Subsidiary Corporation, a wholly-owned subsidiary of Northern New England Energy Corporation:

[Green Mountain Power Letterhead]

July 20, 2006

Dear Green Mountain Power Shareholder:

As you’ve probably heard, Green Mountain Power and Vermont-based Northern New England Energy Corporation (“NNEEC”) have entered into a definitive agreement under which NNEEC will acquire the outstanding shares of our Company. Shareholders of Green Mountain Power will receive $35.00 per share in cash. NNEEC is a Vermont corporation and a wholly owned subsidiary of Gaz Métro Limited Partnership (TSX-GZM.UN), a leading Quebec energy company with a long history of investment in Vermont.

Green Mountain Power’s Board of Directors is confident that this transaction will bring positive benefits to our shareholders, customers and to the state of Vermont by making Green Mountain Power a stronger company at a critical time in our history and in Vermont’s energy future. As we prepare to make important decisions about Vermont’s energy future relating to the expiration of our existing long-term power contracts, we believe the financial strength and market depth of Gaz Métro will significantly enhance our ability to obtain the best power supply value for our customers.

The transaction has been unanimously approved by Green Mountain Power’s Board of Directors and will require the approval of Green Mountain Power’s shareholders. The transaction is conditioned on, among other regulatory approvals and notices, the approval of the Vermont Public Service Board and the Federal Energy Regulatory Commission, and notice under the Hart-Scott-Rodino Act. It is anticipated that the regulatory proceedings will be completed within approximately 12 months.

Green Mountain Power will continue to be managed by its current leadership team, and the Company will continue to operate out of its existing offices in Vermont. Employees will be retained, and the current labor contract with IBEW Local 300 will continue in place. The Company will remain under the jurisdiction of state and federal regulators.

In the next several weeks, you will receive from us a proxy statement explaining the transaction and asking you to vote on the matter.

Thank you for your confidence in Green Mountain Power.

Sincerely,

/s/ Chris Dutton
Chris Dutton
President and Chief Executive Officer

Please see reverse side for information required to be provided by U.S. securities laws.

The following information is required to be provided by U.S. securities laws:

Additional Information about the Merger and Where to Find It

This communication is being made with respect to the proposed merger transaction involving Green Mountain Power Corporation (“Green Mountain Power” or “the Company”) (NYSE:GMP), Northstars Merger Subsidiary Corporation and Northern New England Energy Corporation (“NNEEC”), a wholly owned subsidiary of Gaz Métro Limited Partnership (“Gaz Métro”) (TSX-GZM.UN). In connection with the transaction, Green Mountain Power will file a proxy statement with the Securities and Exchange Commission (“SEC”). Shareholders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement will be mailed to Green Mountain Power shareholders of record at the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the preliminary and final proxy statements and other relevant documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the preliminary and final proxy statement and other relevant documents also may be obtained at no cost at the Green Mountain Power Web site, www.greenmountainpower.biz, or by contacting Dotty Schnure, Green Mountain Power Corporation, 802-655-8418.

Green Mountain Power and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed transactions. Green Mountain Power’s shareholders may obtain information regarding the identity of each participant and a description of each participant’s direct or indirect interest in the solicitation from Green Mountain Power’s proxy statements and annual reports on Form 10- K previously filed with the SEC and Green Mountain Power’s proxy statement relating to the proposed transaction, when it becomes available.

The information on our Web site is not, and shall not be deemed to be, a part of this report or incorporated info other filings we make with the SEC.

Forward-looking Statements

This letter contains forward-looking statements about Green Mountain Power. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. These forward-looking statements cover, among other things, anticipated future plans and prospects of Green Mountain Power, Forward-looking statements speak only as of the date they are made, and Green Mountain Power undertakes no obligation to update them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties, and many factors could cause actual results to differ materially from those anticipated, including those described in the Annual Report on Form 10- K for the year ended December 31, 2005, of Green Mountain Power, which you should read carefully, as well as the Company’s other filings with the SEC. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; and (2) the shareholders of Green Mountain Power may fail to approve the merger.